Exhibit 99.1

Brooks Automation Announces Agreement to Sell Its Granville-Phillips Business to MKS

CHELMSFORD, Mass, March 18, 2014 (GLOBE NEWSWIRE) -- Brooks Automation, Inc. (Nasdaq:BRKS) today announced that it has entered into a definitive agreement to sell its Granville-Phillips instrumentation business, based in Longmont, CO, to MKS Instruments, Inc., headquartered in Andover, MA, for $87 million in cash. Granville-Phillips was founded in 1954, acquired by Helix Technology in 1998 and became part of Brooks through its merger with Helix in 2005. Granville-Phillips generated approximately $28 million in revenue in fiscal year 2013.
Dr. Steve Schwartz, CEO of Brooks, stated, “For many years, Granville-Phillips has been a stable, profitable business in a niche segment of the vacuum instrumentation market, but owning this business is not consistent with our strategy to expand our leadership positions in our core Semiconductor and Life Sciences market segments. We plan to invest the proceeds from this sale into growth opportunities that are consistent with our strategic initiatives.”
“MKS is a world class global supplier of instruments, subsystem and process control solutions and we are confident that MKS will be a good home for the Granville-Phillips business and its employees while ensuring the highest levels of continuing service to our mutual customers.”
Needham & Company served as financial advisor to Brooks on the transaction.
Assuming satisfaction of regulatory approvals and customary closing conditions, the Company anticipates completing this transaction within the quarter ending June 30, 2014.
About Brooks Automation, Inc.
Brooks is a leading worldwide provider of automation, cryogenic and vacuum solutions for multiple markets including semiconductor manufacturing, life sciences, and clean energy. Our technologies, engineering competencies and global service capabilities provide customers speed to market, and ensure high uptime and rapid response, which equate to superior value in their mission-critical controlled environments. Since 1978, we have been a leading partner to the global semiconductor manufacturing market and through product development initiatives and strategic business acquisitions; we have expanded our reach to meet the needs of customers in the life sciences industry, analytical & research markets and clean energy solutions. Brooks is headquartered in Chelmsford, MA, with direct operations in North America, Europe and Asia.
For more information, please visit www.brooks.com.
"Safe Harbor Statement" under Section 21E of the Securities Exchange Act of 1934
Some statements in this release are forward-looking statements made under Section 21E of the Securities Exchange Act of 1934. These statements are neither promises nor guarantees but involve risks and uncertainties, both known and unknown, that could cause Brooks' financial and business results to differ materially from our expectations. They are based on the facts known to management at the time they are made. These forward-looking statements include statements regarding the expected timing of the closing of the sale of our Granville-Phillips business and our ability to invest the proceeds in strategic growth opportunities. Factors that could cause results to differ from our expectations include the following: volatility of the industries the Company serves, particularly the semiconductor industry; our possible inability to meet demand for our products due to difficulties in obtaining components and materials from our suppliers in required quantities and of required quality; the inability of customers to make payments to us when due; the timing and effectiveness of cost reduction and cost control measures; price competition; disputes concerning intellectual property; continuing uncertainties in global political and economic conditions, and other factors and other risks that we have described in our filings with the Securities and Exchange Commission, including but not limited to our Annual Report on Form 10-K, current reports on Form

Exhibit 99.1

8-K and our quarterly reports on Form 10-Q. As a result we can provide no assurance that our future results will not be materially different from those projected. Brooks expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any such statement to reflect any change in our expectations or any change in events, conditions or circumstances on which any such statement is based. Brooks undertakes no obligation to update the information contained in this press release.
Contact:

Brooks Automation, Inc.
978-262-2400
www.brooks.com